Exhibit 99.1

Egalet Reports First Quarter 2014 Financial Results and Provides Business Update

—Webcast and conference call today at 8:30 a.m. EDT—

Wayne, Penn. — May 13, 2014 — Egalet Corporation (Nasdaq: EGLT) (“Egalet”) today reported business highlights and financial results for the three months ended March 31, 2014.

First quarter highlights include:

•                  Initiated pivotal bioequivalence studies of Egalet-001;

•                  Received Fast Track designation from the U.S. Food and Drug Administration (FDA) for Egalet-001, an abuse-deterrent, extended-release, oral morphine formulation, and Egalet-002, an abuse-deterrent, extended-release, oral oxycodone formulation, both in development for patients who are suffering with chronic pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are not enough;

•                  Received positive results from the initial category 1 abuse deterrence in vitro studies which tested Egalet-001’s ability to resist a broad range of common methods of physical manipulation, including crushing, cutting or by using readily available items such as spoons, knives or coffee grinders for the purpose of abuse;

•                  Appointed Timothy P. Walbert, chairman, president and CEO of Horizon Pharma, and Greg Weaver, CFO, senior vice president, treasurer and corporate secretary of Fibrocell Science, Inc. to the board of directors; and

•                  Strengthened the balance sheet with $73.0 million in aggregate gross proceeds from the initial public offering (IPO), subsequent exercise of the underwriters’ over-allotment option and concurrent private placement to Shionogi Limited, which resulted in $65.4 million in net proceeds after deducting underwriting discounts and offering expenses.

“With millions of patients suffering from chronic pain combined with the ongoing epidemic of opioid abuse, there is an increasing need for effective opioid analgesics that can be delivered in a formulation that deters abuse—our lead programs, an abuse-deterrent morphine formulation and an abuse-deterrent oxycodone formulation, are designed to address this need,” said Bob Radie, Egalet’s president and chief executive officer.  “We are committed to moving our lead programs, both of which have received Fast Track designation, through the final stages of development to provide patients with treatment options to help manage their severe chronic pain while lowering the potential for abuse.”

2014 Financial Results

•                  Cash Position: Cash as of March 31, 2014 was $77.5 million compared to $15.7 million at December 31, 2013. The cash increase was primarily driven by the $65.4 million in net proceeds the Company received from its IPO, the simultaneous private placement of 1.25 million shares of common stock with Shionogi at the IPO price and the subsequent exercise of the underwriters’ over-allotment.

•                  Revenue: Revenues increased to $256,000 for the three months ended March 31, 2014 from zero for the three months ended March 31, 2013, as a result of the amortization of deferred revenue and the performance of certain research and development services under our collaborative agreement with Shionogi Limited.

•                  R&D Expenses: Research and development expenses increased to $2.8 million for the three months ended March 31, 2014 from $963,000 for the three months ended March 31, 2013. The increase of $1.8 million was driven primarily by an increase in our manufacturing development costs for Egalet-001.

•                  G&A Expenses: General and administrative expenses increased to $3.3 million for the three months ended March 31, 2014 from $855,000 for the three months ended March 31, 2013.  The increase was primarily attributable to the continued investment in our U.S. infrastructure, including the hiring of personnel, as well as the adoption of a stock compensation plan and the costs associated with completing the Company’s initial public offering.

•                  Interest Expense: Interest expense increased to $7.1 million for the three months ended March 31, 2014 from zero for the three months ended March 31, 2013. This change was primarily attributable to the $7.0 million in interest expense Egalet recognized in 2014 related to the accretion of the premium that was recorded in connection with our August 2013 convertible debt issuance.

•                  Net (Loss) Income: Net loss increased to $12.9 million for the three months ended March 31, 2014 from a net loss of $1.8 million for the three months ended March 31, 2013.

Upcoming Milestones

•                  Q2 : Complete initial category 1 abuse-deterrent studies for Egalet-001.

•                  Q2: Egalet plans to initiate category 2 and 3 abuse deterrence studies for Egalet-001.

•                  Q3: Egalet plans to initiate category 2 and 3 abuse deterrence studies for Egalet-002.

•                  Q4: Egalet plans to initiate its pivotal Phase 3 trial for Egalet-002.

•                  Q4: Egalet plans to complete bioequivalence studies and submit a new drug application (NDA) filing for Egalet-001.

Conference Call Information

Egalet’s management will host a conference call to discuss the first quarter 2014 financial results:

Date:	Tuesday, May 13, 2014
Time:	8:30 a.m. EDT
Webcast (live and archive):	http://egalet.investorroom.com/eventsandwebcasts
Dial-in numbers:	1-877-870-4263 (domestic) 1-412-317-0790 (international)

Replay dial-in numbers”	1-877-344-7529 (domestic) 1-412-317-0088 (international) Conference Number: 10045494

About Egalet

Egalet Corporation is a specialty pharmaceutical company developing and planning to commercialize proprietary, abuse-deterrent oral products for the treatment of pain and other indications. Egalet has created two distinct drug delivery systems, each with novel abuse-deterrent features and the ability to control the release profile of the active pharmaceutical ingredient (API). Using its proprietary platform, Egalet has developed a pipeline of clinical-stage, opioid-based product candidates in tablet form that are specifically designed to deter abuse by physical and chemical manipulation, while also providing tailored release of the active pharmaceutical ingredient. Its lead product candidate, Egalet-001, is an abuse-deterrent, extended-release, oral morphine formulation in development for patients who are suffering with chronic pain severe enough to require daily, round-the-clock, long-term opioid treatment and for which alternative treatment options are not enough. There are currently no commercially available abuse-deterrent formulations of morphine, and if approved, Egalet believes that Egalet-001 would fill a significant unmet need in the marketplace. Its second product candidate, Egalet-002, is an abuse-deterrent, extended-release, oral oxycodone formulation in development for patients who are suffering with chronic pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are not enough. The Egalet technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple APIs with similar or different release profiles. Visit www.egalet.com for more information.

Safe Harbor

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including the timing and completion of our clinical trials and the filing of an NDA with respect to any of our product candidates, are based on management’s current expectations, and are subject to known and unknown uncertainties and risks.  Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of our clinical trials; our ability to obtain regulatory approval of our product candidates; competitive factors; general market conditions; and other risks factors described in Egalet’s filings with the United States Securities and Exchange Commission. Egalet assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor and Media Contact:

BiotechComm

E. Blair Clark-Schoeb

Tel: 917-432-9275

Email: blair@biotechcomm.com

Tables Follow

Egalet Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2013	2014
Related party revenues	$—	$256,000
Operating expenses:
General and administrative	855,000	3,269,000
Research and development	963,000	2,780,000
Total operating expenses	1,818,000	6,049,000
Loss from operations	(1,818,000)	(5,793,000)

Interest expense	—	7,092,000
Gain on foreign currency exchange	(22,000)	(4,000)
	(22,000)	7,088,000
Loss before provision for income taxes	(1,796,000)	(12,881,000)
Provision for income taxes	—	35,000
Net loss	$(1,796,000)	$(12,916,000)
Per share information:
Net loss per share of common stock, basic and diluted	$(1.39)	$(1.34)
Weighted average shares outstanding, basic and diluted	1,292,307	9,638,260

Egalet Corporation and Subsidiaries

Consolidated Balance Sheets

	December 31, 2013	March 31, 2014
		(unaudited)
Assets
Current assets:
Cash	$15,700,000	$77,450,000
Related party receivable	—	141,000
Prepaid expenses	1,774,000	659,000
Other receivables	231,000	231,000
Total current assets	17,705,000	78,481,000
Property and equipment, net	2,378,000	2,292,000
Intangible asset	209,000	209,000
Deposits and other assets	71,000	182,000
Total assets	$20,363,000	$81,164,000
Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Related party senior convertible debt, net of discount	$17,209,000	$—
Accounts payable	1,046,000	1,378,000
Accrued expenses	1,755,000	680,000
Deferred revenue	—	551,000
Other current liabilities	55,000	80,000
Total current liabilities	20,065,000	2,689,000
Deferred income tax liability	22,000	21,000
Deferred revenue — non-current portion	10,149,000	9,334,000
Total liabilities	30,236,000	12,044,000
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock:
Redeemable convertible Series A-1 preferred stock—$0.01 par value; 1,406,894 shares and 0 shares issued and outstanding at December 31, 2013 and March 31, 2014, respectively	1,443,000	—
Redeemable convertible Series A-2 preferred stock—$0.01 par value; 593,106 shares and 0 shares issued and outstanding at December 31, 2013 and March 31, 2014, respectively	770,000	—
Redeemable convertible Series B preferred stock—$0.01 par value; 2,327,301 shares and 0 shares issued and outstanding at December 31, 2013 and 2014, respectively	12,628,000	—
Redeemable convertible Series B-1 preferred stock—$0.01 par value; 113,916 shares and 0 shares issued and outstanding at December 31, 2013 and March 31, 2014, respectively	116,000	—
Total redeemable convertible preferred stock	14,957,000	—
Stockholders’ (deficit) equity:
Common stock—$0.01 par value; 1,292,307 and 75,000,000 shares authorized, 1,292,307 and 17,000,863 shares issued and outstanding at December 31, 2013 and March 31, 2014, respectively	13,000	170,000
Additional paid-in capital	7,431,000	114,036,000
Accumulated other comprehensive income	1,125,000	1,229,000
Accumulated deficit	(33,399,000)	(46,315,000)
Total stockholders’ (deficit) equity	(24,830,000)	69,120,000
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$20,363,000	$81,164,000